Exhibit 21

             Subsidiaries of InterWest Bancorp, Inc.
                           EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT

Registrant

InterWest Bancorp, Inc.


Subsidiaries                  Percentage          State of
                                  Owned           Incorporation
- -------------                 ----------          -------------
InterWest Savings Bank             100%           Washington

InterWest Financial Services,      100%           Washington
  Inc. (1)


InterWest Agency (2)               60%               --

InterWest Properties, Inc. (1)     100%           Washington

(1)  This subsidiary is a wholly-owned subsidiary of InterWest Savings Bank.

(2) The 60% interest in InterWest Agency is owned by InterWest Financial Services, Inc.
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             Subsidiaries of InterWest Bancorp, Inc.

Parent

InterWest Bancorp, Inc.


                                                         Jurisdiction or
                                     Percentage             State of
Subsidiaries (a)                    of Ownership         Incorporation
- ----------------                    ------------         ---------------
InterWest Savings Bank                  100%              Washington

InterWest Financial Services, Inc. (b)  100%              Washington

InterWest Agency (c)                     60%              Washington

InterWest Properties, Inc. (b)          100%              Washington

I & B, Inc. (d)                          90%              Washington

Island Beach of Washington, Inc.
  and Beach Club (b)                    100%              Washington

Islander Resort (e)                     100%                Florida

CI Resorts Equity Corp. (b)             100%              Washington


(a) The operation of the Corporation's wholly owned subsidiaries are included in the Corporation's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b) Wholly-owned subsidiary of InterWest Savings Bank.

(c) Interest owned by InterWest Financial Services, Inc.

(d) Interest owned by InterWest Savings Bank.

(e) Wholly-owned by Island Beach of Washington, Inc. and Beach Club.
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